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                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-26680 and No. 33-53196) pertaining to the 401(k) Plan of Whirlpool Corporation of our report dated May 10, 2002, with respect to the financial statements and supplemental schedule of the Whirlpool Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                               Ernst & Young LLP

Chicago, Illinois
June 14, 2002

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